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                                INTELLICALL, INC.
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                (Name of Registrant as Specified In Its Charter)

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       On August 30, 2000 Intellicall, Inc. ("Intellicall") issued the following press release:

                INTELLICALL TO MERGE WITH WIRELESS WEBCONNECT!

    MERGER MOVES INTELLICALL INTO CUTTING EDGE HIGH-SPEED MOBILE WIRELESS
                             INTERNET CONNECTIVITY

       DALLAS, August 30, 2000 - In a strategic move to enter the rapidly growing wireless data arena, Intellicall, Inc. (AMEX: ICL) today announced the signing of a definitive agreement to acquire Wireless WebConnect!, Inc. (http://www.wwc.com), a nationwide wireless Internet Service Provider. The acquisition will be accomplished by a merger of Wireless WebConnect! with a wholly owned subsidiary of Intellicall. The merger will allow Intellicall to enter into the rapidly growing high-speed wireless mobile data access market and will provide Intellicall with expanded technological capabilities in the public access market.

       Houlihan Lokey Howard & Zukin, an international investment bank, represented Intellicall in the pending transaction. The R C & A Group, Inc. and Kaufman Bros., L.P. served on behalf of Wireless WebConnect!.

       Pursuant to the Merger Agreement, Intellicall will issue to the shareholders of Wireless WebConnect! 16,426,420 shares of common stock of Intellicall. In addition, existing stock options of Wireless WebConnect! will be exchanged into options to purchase 1,500,000 shares of Intellicall's common stock. The Merger is subject to certain conditions, including approval by Intellicall's stockholders and satisfactory completion of due diligence. There are no assurances that the conditions precedent will be satisfied or that the merger will be consummated.

       Wireless WebConnect! is a leading national provider of cutting-edge wireless solutions for mobile professionals. Wireless WebConnect!, operating as a supplier of wireless solutions for the past five years under the name Business Tel, was a major retail distributor of Metricom's (Nasdaq: MCOM) Ricochet-TM- 28.8 kbps wireless mobile access service. Wireless WebConnect!'s distribution capabilities include establishing and managing inbound and outbound call centers, retail stores, airport booths, government sales programs and sales teams targeting Fortune 1000 companies and small-to-medium sized businesses. WIRELESS WEBCONNECT! has signed up more "road warriors" for their high speed wireless data services than any other company.

       Intellicall is a leading manufacturer of advanced public access telecommunications systems including intelligent payphones. Founded in 1984 with the advent of deregulation, Intellicall has actively been seeking opportunities to strategically realign its business.

       "The merger with Wireless WebConnect! clearly is the opportunity we have been seeking," said Intellicall President and CEO John J. McDonald, Jr. "Wireless WebConnect! is an outstanding organization with a strong entrepreneurial spirit. Wireless WebConnect! has planted its flag in the wireless data arena, and this merger

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signals powerful opportunities for both companies to expand and enter new markets in this burgeoning space."

       "Combining forces with Intellicall enables Wireless WebConnect! to further strengthen our marketing of ground-breaking wireless access services to mobile professionals," said G. T. Finn, CEO of Wireless WebConnect!. "We look forward to expanding the scope and support of our offerings and charging into new markets as a more powerful combined organization."

       As announced in June, Wireless WebConnect! entered into an agreement with Metricom to become a Ricochet Authorized Service Provider, and currently supports 128 kbps Ricochet wireless mobile access under the brand name Ricochet WebConnect!, its anchor service. Wireless WebConnect! set up stores to support Metricom's launch of 128 kbps Ricochet in San Diego and Atlanta in July and will continue to support the offering as it rolls out nationwide.
In addition to retailing Ricochet service and hardware, Wireless WebConnect! is a full service provider of customer, network and administrative support and care for its wireless subscribers.

       "Wireless WebConnect! has historically been a strong partner for us, and this merger bodes well for their future success," commented John Wernke, senior vice president of marketing and sales for Metricom, Inc. "By aggressively moving to expand their business, Wireless WebConnect! is signaling to partners like us that it is unwaveringly committed to serving the wireless access market. I am encouraged by the growth and success of our outstanding resellers like Wireless WebConnect!, which at the end of the day creates greater opportunity to bring Ricochet to market and satisfy the high-speed mobile access needs of more and more customers."

       The Ricochet WebConnect! service uses a lightweight wireless modem that connects to a USB or serial port and works with desktops, laptops and handheld devices. Ricochet WebConnect! provides highest-speed wireless mobile access to corporate networks and the entire Internet, eliminating the frustrations of wires, dropped connections, roaming fees and capacity limitations.

       At actual end-user speeds of 128 kbps, Ricochet WebConnect! gives mobile professionals secure, always on access to complete information where and when they need it. For more information about Ricochet WebConnect!, please visit http://www.wwc.com.

       Intellicall shareholders will be asked to vote on the merger with Wireless WebConnect! at the Annual Meeting. Intellicall is developing its proxy and will soon announce the date for its Annual Meeting of Shareholders, both of which were delayed due to the pending merger.

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       Metricom and Ricochet are registered trademarks of Metricom, Inc.  All other trademarks are the property of their respective owners.

       This press release contains forward-looking statements we believe are within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Intellicall's financial condition, results of operations and business, and on the expected impact of the merger on
Intellicall's financial performance.   Words such as "anticipates,"
"expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

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THIS MATERIAL IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT INTELLICALL WILL
FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS ARE URGED TO READ THAT DOCUMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY INTELLICALL WILL BE AVAILABLE FREE OF CHARGE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND FROM INTELLICALL.

INTELLICALL, ITS DIRECTORS, AND CERTAIN OF ITS EXECUTIVE OFFICERS MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED ACQUISITION. INFORMATION CONCERNING INTELLICALL'S DIRECTORS AND EXECUTIVE OFFICERS CAN BE FOUND IN THE DOCUMENTS FILED BY INTELLICALL WITH THE SEC. ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION WILL BE CONTAINED IN THE PROXY STATEMENT.

ABOUT INTELLICALL, INC.
2155 Chenault, Suite 410
Carrollton, Texas 75006
(972) 416-0022

Intellicall designs and manufactures public access telecommunications systems, including payphones and network control systems.

ABOUT WIRELESS WEBCONNECT!, INC.
620 Lakeview Drive
Clearwater, Florida 33756
(727) 445-1500

Wireless WebConnect!, Inc. is a reseller of high-speed, wireless Internet service for mobile professionals and secure wireless access to corporate computer networks through Virtual Private Networking.